Exhibit 11.0    Statement re: Computation of Per Share Earnings (Unaudited)

     Earnings per share were computed as follows (dollar amounts in thousands except share data):

                                                                     Weighted
                                                                     Average    Per Share
                                                         Income       Shares     Amount
                                                         ------       ------     ------
For the nine month ended September 30, 2001:
-------------------------------------------
Basic Earnings per Share:
    Income available to common stockholders               $1,604    1,503,533     $1.07
Effect of Dilutive Securities:
    Stock options                                                      58,349
    Unearned incentive plan shares                                     11,341
                                                                    ---------
Diluted Earnings per Share:
    Income available to common stockholders and
         assumed conversions                              $1,604    1,573,223     $1.02
                                                          ======    =========     =====

For the nine months ended September 30, 2000:
--------------------------------------------
Basic Earnings per Share:
    Income available to common stockholders               $1,744    1,853,991     $0.94
Effect of Dilutive Securities:
    Stock options                                                      37,972
    Unearned incentive plan shares                                     26,221
                                                                    ---------
Diluted Earnings per Share:
    Income available to common stockholders and
         assumed conversions                              $1,744    1,918,184     $0.91
                                                          ======    =========     =====

                                                                        Weighted
                                                   Income               Average      Per Share
                                                   (Loss)                Shares        Amount
                                                    ----                 ------        ------
For the three month ended September 30, 2001:
--------------------------------------------
Basic Earnings per Share:
    Income available to common stockholders          $456              1,512,128         $0.30
Effect of Dilutive Securities:
    Stock options                                                         93,997
    Unearned incentive plan shares                                         6,416
                                                                         -------
Diluted Earnings per Share:
    Income available to common stockholders and
         assumed conversions                         $456              1,612,541         $0.28
                                                     ====              =========         =====

For the three months ended September 30, 2000:
---------------------------------------------
Basic Loss per Share:
    Income available to common stockholders         ($667)             1,854,254        ($0.36)
Effect of Dilutive Securities:
    Stock options                                                              0
    Unearned incentive plan shares                                             0
                                                                      ----------
Diluted Loss per Share:
    Income available to common stockholders and
         assumed conversions                        ($667)             1,854,254        ($0.36)
                                                    =====              =========        ======


Unearned incentive plan shares and stock options were excluded from the earnings per share calculations for the three months ended September 30, 2000 as they were anti-dilutive to the loss.

                                       20